UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously reported, on September 28, 2013, The Active Network, Inc., a Delaware corporation (the “Company”), Athlaction Holdings, LLC, a Delaware limited liability company (“Parent”), and Athlaction Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent and Purchaser are beneficially owned by affiliates of Vista Equity Partners Fund III, L.P. and Vista Equity Partners Fund IV, L.P. (collectively, “Vista”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer on October 8, 2013 to purchase all of the issued and outstanding shares of the Company’s common stock, $0.001 par value per share (the “Shares”) at a purchase price of $14.50 per Share in cash (the “Offer Price”), net to the seller in cash, without interest, and less any applicable withholding taxes, if any, upon the terms and conditions set forth in the offer to purchase dated October 8, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Facilities

On November 15, 2013, the Company, the Purchaser and Lanyon, Inc., as borrowers (the “Borrowers”), and Parent, as a guarantor, entered into the (a) First Lien Credit Agreement dated as of November 15, 2013 with the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent and as swing line lender and an issuing bank (the “New First Lien Credit Agreement”), and (b) Second Lien Credit Agreement dated as of November 15, 2013 with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time (the “New Second Lien Credit Agreement”, and together with the New First Lien Credit Agreement, the “New Credit Agreements”). The New First Lien Credit Agreement provides for (i) a term loan in an aggregate principal amount of $342.5 million (the “New First Lien Term Loan Facility”) and (ii) a $45 million revolving credit facility (the “New First Lien Revolving Credit Facility”, and together with the New Term Loan Facility, the “New First Lien Credit Facilities”). The New Second Lien Credit Agreement provides for a term loan in an aggregate principal amount of $192.5 million (the “New Second Lien Term Loan Facility”, and together with the New First Lien Term Loan Facility, the “New Term Loan Facilities”; the New Term Loan Facilities collectively with the New First Lien Revolving Credit Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the New Term Loan Facilities was drawn.

Interest Rate. The New First Lien Revolving Credit Facility has a five-year maturity. The New First Lien Term Loan Facility has a seven-year maturity. The New Second Lien Term Loan Facility has an eight-year maturity. The principal amount of the New First Lien Term Loan Facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the New First Lien Term Loan Facility, with the balance payable at maturity. The entire amount of the New Second Lien Term Loan Facility is payable at maturity.

As of the closing date, at the Borrowers’ election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” at its principal office in New York City, (b) the federal funds effective rate plus 0.50% and (c) (x) a Eurodollar rate applicable for an interest period of one month, plus (y) 1.00%, in each case, plus an applicable margin or (ii) a Eurodollar rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin. As of the closing date, the New First Lien Credit Facilities have applicable margins equal to 3.50%, in the case of base rate loans, and 4.50%, in the case of Eurodollar rate loans, with each such applicable margin subject to two step-downs of 0.25% each based on achievement of specified maximum consolidated first lien leverage ratio, and the New Second Lien Term Loan Facility has applicable margins equal to 7.50%, in the case of base rate loans, and 8.50%, in the case of Eurodollar rate loans. Only Borrowings under the New Term Loan Facilities will be subject to a floor of 1.00% in the case of Eurodollar loans.

Mandatory Prepayments. Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Parent or certain of its Subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by Parent or certain of its Subsidiaries (other than indebtedness permitted by the New Credit Agreements); and (c) beginning with the first full fiscal year after the closing date (2014), 50% (with step-downs to 25% or 0% based upon achievement of a specified total leverage ratio) of annual excess cash flow of Parent. Unless the lenders under the New First Lien Credit Facilities waive mandatory prepayments, no prepayments are required under the New Second Lien Term Loan Facility until the New First Lien Credit Facilities have been repaid in full.

Certain Other Provisions. The New Credit Agreements contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrowers and certain of their Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay certain indebtedness; modify the terms of organizational documents; engage in certain transactions with affiliates; change their lines of business; and have Parent conduct activities other than those that are typical for a holding company. The affirmative and negative covenants in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.

In addition, under the New First Lien Credit Agreement, only at times when there are revolving loans, swingline loans and/or letters of credit outstanding in an amount in excess of 30% of the total revolving commitments as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, the Borrowers will be required to not exceed a specified maximum consolidated first lien leverage ratio. There are no financial covenants in the New Second Lien Credit Agreement.

The New Credit Agreements contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of the other covenants set forth in the New First Lien Credit Agreement or the New Second Lien Credit Agreement, as applicable; with respect to the New First Lien Credit Agreement, cross-default to material indebtedness, and with respect to the New Second Lien Credit Agreement, a cross-payment default to certain indebtedness under the New First Lien Credit Agreement and cross-acceleration to material indebtedness; bankruptcy events; certain ERISA events; material unsatisfied judgments; ineffectiveness or invalidity of any lien on a material portion of the collateral under the security documents; actual or asserted invalidity of any loan document; non-perfection of the security interest on a material portion of the collateral; and change of control. The events of default in the New Second Lien Credit Agreement are substantially similar (except as mentioned above with respect to cross-acceleration as opposed to cross-default to material indebtedness and a cross-payment default to certain indebtedness under the New First Lien Credit Agreement) to the New First Lien Credit Agreement, with customary cushions and setbacks.

Guarantees and Security. In connection with the New First Lien Credit Facilities, the Borrowers, Parent, and certain of the Parent’s subsidiaries (the “Subsidiary Guarantors”) entered into a First Lien Security Agreement (the “New First Lien Security Agreement”), dated as of November 15, 2013 in favor of Bank of America, N.A. as collateral agent. Upon the consummation of the Merger, pursuant to the New First Lien Security Agreement, Parent and the Subsidiary Guarantors guaranteed amounts borrowed under the New First Lien Credit Facilities. Additionally, amounts borrowed under the New First Lien Credit Facilities and certain swap agreements that are included and cash management arrangements provided by any lender party to the New First Lien Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Borrowers’ and each guarantor’s tangible and intangible assets (subject to certain exceptions). In connection with the New Second Lien Term Loan Facility, the Borrowers, Parent, and the Subsidiary Guarantors entered into a Second Lien Security Agreement (the “New Second Lien Security Agreement”), dated as of November 15, 2013 in favor of Bank of America, N.A. as collateral agent. The terms of the New Second Lien Security Agreement, the guaranty provided in the New Second Lien Credit Agreement, and the second priority security interest granted in the New Second Lien Credit Agreement, are substantially similar to the terms of the First Lien Security Agreement, each of which are subject to the terms of an intercreditor agreement between Bank of America, N.A. as first lien administrative agent, Bank of America, N.A. as second lien administrative agent, Parent, the Borrowers and the Subsidiary Guarantors.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, on November 15, 2013 (one minute after 11:59 p.m., New York City time, on November 14, 2013). Computershare Trust Company, N.A., the depositary, has advised that 56,740,092 Shares were validly tendered into and not withdrawn from the Offer (not including 2,424,721 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 87% of the Shares outstanding. All Shares that were validly tendered into the Offer and not properly withdrawn have been accepted for payment by Purchaser.

On November 15, 2013, as a result of the acceptance of the Shares tendered in the Offer, Purchaser acquired sufficient Shares to close the merger of Purchaser with and into the Company (the “Merger”) without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by Parent, Purchaser or the Company and shares held by the Company’s stockholders who are entitled to and properly demand and perfect appraisal of such shares pursuant to the applicable provisions of Delaware law) was converted into the right to receive an amount of cash equal to the Offer Price, without interest and less any applicable withholding taxes. All Shares that were converted into the right to receive the Offer Price were cancelled and cease to exist. The Company was the surviving corporation in the Merger and is now a wholly owned subsidiary of Parent.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2013, which is incorporated herein by reference.

The aggregate consideration paid by Parent in the Offer and the Merger was approximately $924 million, without giving effect to related transaction fees and expenses. The source of funds was proceeds from the New Credit Agreements and equity contributions from Vista.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2013, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Shares from listing on the NYSE and requested that the NYSE file a delisting application with the SEC to delist and deregister the Shares. On November 20, 2013, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Purchaser’s acceptance of Shares in the Offer on November 15, 2013, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each director of the Company immediately prior to the Effective Time voluntarily resigned from and ceased serving on the Company’s board of directors (the “Board”) effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, on November 15, 2013, the board of directors of Purchaser immediately prior to the Effective Time, which consisted of James Ford, became the Board following the Merger.

Information about Mr. Ford is contained in the Offer to Purchase and filed by Parent and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on October 8, 2013, as subsequently amended, which information is incorporated by reference.

In addition, on November 15, 2013, following the closing of the Merger, Darko Dejanovic, age 43, was named Chief Executive Officer of the Company. Mr. Dejanovic joined the Company in August 2011 as Chief Technology, Product and Innovation Officer and has served as President of the Company since September 2012. Prior to joining the Company, Mr. Dejanovic served for four years as the EVP, global CIO and head of product at Monster Worldwide, where he was responsible for global IT strategy, operations and development, product innovation and design, as well as consumer advertising businesses. Previously he held CTO roles for more than a decade at the Tribune Company and its subsidiary, Tribune Publishing Company. Earlier in his career, Mr. Dejanovic held various senior technology roles in the U.S. and Europe. He holds an MBA from Northwestern University and a B.S. in Computer Science from Florida Metropolitan University.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time the Company’s certificate of incorporation and bylaws were amended and restated effective so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01	Other Events.

On November 15, 2013, the Company and Vista issued a joint press release announcing the expiration and results of the Offer and the anticipated consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d) The following exhibits are furnished as part of this Current Report on Form 8-K.

Number	Description

2.1	Agreement and Plan of Merger, dated September 28, 2013, dated as of September 28, 2013, by and among the Company, Purchaser and Parent (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on September 30, 2013).

3.1	Amended and Restated Certificate of Incorporation of The Active Network, Inc.

3.2	Amended and Restated Bylaws of The Active Network, Inc.

20.1	Tender Offer Statement on Schedule TO of Athlaction Merger Sub, Inc. (incorporated by reference in its entirety as originally filed with the SEC on October 8, 2013).

99.1	Joint Press Release issued by The Active Network and Vista, dated November 15, 2013 (incorporated by reference to Exhibit (a)(12) to Amendment No. 8 to the Schedule TO of Purchaser filed with the SEC on November 15, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: November 20, 2013	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 28, 2013, dated as of September 28, 2013, by and among the Company, Purchaser and Parent (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on September 30, 2013).

3.1	Amended and Restated Certificate of Incorporation of The Active Network, Inc.

3.2	Amended and Restated Bylaws of The Active Network, Inc.

20.1	Tender Offer Statement on Schedule TO of Athlaction Merger Sub, Inc. (incorporated by reference in its entirety as originally filed with the SEC on October 8, 2013).

99.1	Joint Press Release issued by The Active Network and Vista, dated November 15, 2013 (incorporated by reference to Exhibit (a)(12) to Amendment No. 8 to the Schedule TO of Purchaser filed with the SEC on November 15, 2013).